                                                                 EXHIBIT 10.48.3

                                 TRUST AGREEMENT

                          Dated as of SEPTEMBER 1, 2006

                                      among

                       DARWIN NATIONAL ASSURANCE COMPANY,
                                   as Grantor

                         PLATTE RIVER INSURANCE COMPANY,
                                 as Beneficiary

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

TABLE OF CONTENTS

PARTIES
RECITALS                                                                    PAGE
--------                                                                    ----
1.  Deposit of Assets to the Trust Account                                    2.
2.  Withdrawal of Assets from the Trust Account                               2.
3.  Application of Assets                                                     3.
4.  Redemption, Investment and Substitution of Assets                         3.
5.  The Income Account                                                        4.
6.  Right to Vote Assets                                                      4.
7.  Additional Rights and Duties of the Trustee                               5.
8.  The Trustee's Compensation, Expenses, etc.                                6.
9.  Resignation or Removal of the Trustee                                     7.
10. Termination of the Trust Account                                          7.
11. Definitions                                                               8.
12. Governing Law                                                             9.
13. Successors and Assigns                                                    9.
14. Severability                                                              9.
15. Entire Agreement                                                          9.
16. Amendments                                                                9.
17. Notices, etc.                                                            10.
18. Headings                                                                 11.
19. Counterparts                                                             11.
Signature Page                                                               11.

EXHIBIT A List of Reinsurance Agreements

EXHIBIT B List of Assets Deposited to the Trust Account

                                 TRUST AGREEMENT

TRUST AGREEMENT, effective September 1, 2006 (the "Agreement"), among DARWIN NATIONAL ASSURANCE COMPANY, a Delaware corporation (the "GRANTOR"), PLATTE RIVER INSURANCE COMPANY, a Nebraska corporation, (the "BENEFICIARY"), and The Bank of New York, a New York banking corporation (the "TRUSTEE") (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a "Party" and collectively as the "Parties").

WITNESSETH:

     WHEREAS, the Grantor and the Beneficiary have entered into reinsurance agreements, as listed in Exhibit A hereto (the "Reinsurance Agreements");

     WHEREAS, the Beneficiary desires the Grantor to secure payments of all amounts at any time and from time to time owing by the Grantor to the Beneficiary under or in connection with the Reinsurance Agreements;

     WHEREAS, the Grantor desires to transfer to the Trustee for deposit to a trust account (the "Trust Account") such assets as it may desire to make subject to this Agreement in order to secure payments under or in connection with the Reinsurance Agreement;

     WHEREAS, the Trustee has agreed to act as trustee hereunder, and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary; and

     WHEREAS, this Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account;

     NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Deposit of Assets to the Trust Account.

(a) The Grantor shall establish the Trust Account and the Trustee shall administer the Trust Account in its name as trustee for the Beneficiary. The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein.

(b) The Grantor shall transfer to the Trustee, for deposit to the Trust Account, the assets listed in Exhibit B hereto, which shall be in an amount equal to all Obligations of the Grantor to the Beneficiary and shall transfer to the Trustee on a quarterly basis, for deposit to the Trust Account, such other assets as it may from time to time be necessary (all such assets are herein referred to individually as an "Asset" and collectively as the "Assets") in order that the Trust Account contains Assets at least equal to the Obligations of the Grantor as set forth above in this Section 1(b) and other amounts as may be required by the Reinsurance Agreements. The Assets shall consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined).

(c) The Grantor hereby represents and warrants (i) that any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any person in accordance with the terms of this Agreement and (ii) that all Assets transferred by the Grantor to the Trustee for deposit to the Trust Account consist only of cash and Eligible Securities.

2. Withdrawal of Assets from the Trust Account.

(a) Without notice or the consent of the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon written notice to the Trustee (the "Withdrawal Notice"), such Assets as are specified in such Withdrawal Notice. The Withdrawal Notice may designate a third party (the "Designee") to whom Assets specified therein shall be delivered. The Beneficiary need present no statement or document in addition to a Withdrawal Notice in order to withdraw any Assets.

(b) Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer the Assets specified in such Withdrawal Notice, and shall deliver such Assets to or for the account of the Beneficiary or such Designee as specified in such Withdrawal Notice.

(c) Subject to paragraph (a) of this Section 2 and to Section 4 of this Agreement, in the absence of a Withdrawal Notice the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account.

3. Application of Assets.

(a) The Beneficiary hereby covenants to the Grantor that it shall use and apply any withdrawn Assets, without diminution because of the insolvency of the Beneficiary or the Grantor, for the following purposes only:

     (i) to pay or reimburse the Beneficiary for all Obligations of the Grantor to the Beneficiary under the Reinsurance Agreements not otherwise reimbursed to the Beneficiary by the Grantor.

     (ii) to reimburse the Beneficiary for the Grantor's share of the Policy Liabilities and Ultimate Net Losses paid by the Beneficiary and which has not otherwise been paid by the Grantor;

     (iii) to reimburse the Beneficiary for the Grantor's share of premium and commission returned under policies reinsured under the Reinsurance Agreements on account of cancellation of such policies and which has not otherwise been paid by the Grantor;

     (iv) to fund an account with the Beneficiary in an amount at least equal to the deduction, for reinsurance ceded, from the Beneficiary's liabilities for amounts ceded under the Reinsurance Agreements. Such amount shall include, but not be limited to, amounts for reserves for claims and losses incurred, including losses incurred but not reported, loss adjustment expenses, and unearned premiums; and

     (v) to pay any other amounts the Beneficiary claims are due under the Reinsurance Agreements.

     (vi) where the Beneficiary has received a Termination Notice (as hereinafter defined) pursuant to Section 10 of this Agreement, to withdraw amounts equal to such Obligations and any other amounts owed Beneficiary under the Reinsurance Agreements and deposit such amounts in a separate account, apart from its other assets, in the name of the Beneficiary, in any bank or trust company organized in the United States, in trust for the uses and purposes specified in this paragraph
          (a).

(b) The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Account pursuant to Section 2 of this Agreement will be used and applied in the manner contemplated by paragraph
     (a) of this Section 3.

4. Redemption, Investment and Substitution of Assets.

(a) The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.

(b) From time to time, at the written order and direction of the Grantor or its designated investment advisor, the Trustee shall invest Assets in the Trust Account in Eligible Securities.

(c) From time to time, subject to the prior written approval of the Beneficiary, the Grantor may direct the Trustee to substitute Assets of equal value for other Assets presently held in the Trust Account. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Eligible Securities.

(d) All investments and substitutions of securities referred to in sections 4(b) and 4(c) above shall be in compliance with the relevant provisions of the New York Insurance Law, as set forth in the definition of "Eligible Securities" in Section 11 of this Agreement. Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an "Investment Order". The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker.

(e) When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.

(f) Any loss incurred from any investment pursuant to the terms of this Section 4 shall be borne exclusively by the Trust Account.

5. The Income Account.

All payments of interest, dividends and other income in respect to Assets in the Trust Account shall be posted and credited by the Trustee, subject to deduction of the Trustee's compensation and expenses as provided in Section 8 of this Agreement, in the separate income column of the custody ledger (the "Income Account") within the Trust Account established and maintained by the Grantor at an office of the Trustee in New York City. Any interest, dividend or other income automatically posted and credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantor to the Trustee and the Trustee may debit the Income Account for this purpose. The interest, dividends and other income shall be paid to the Grantor or credited to an account of the Grantor in accordance with written instructions provided from time to time by the Grantor to the Trustee.

6. Right to Vote Assets.

The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor. The Grantor shall have the full and unqualified right to vote any Assets in the Trust Account.

7. Additional Rights and Duties of the Trustee.

(a) The Trustee shall notify the Grantor and the Beneficiary in writing within ten days following each deposit to, or withdrawal from, the Trust Account.

(b) Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate such Asset without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Agreement.

(c) The Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Eligible Securities.

(d) The Trustee may deposit any Assets in the Trust Account in a book-entry account maintained at the Federal Reserve Bank of New York or in depositories such as the Depository Trust Company and the Participants Trust Company. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

(e) The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

(f) The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account at the end of each calendar month.

(g) Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee's normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(h) Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers named in incumbency certificates furnished to the Trustee from time to time by the Grantor and the Beneficiary; respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions. The Trustee shall not incur any liability in executing instructions (i) from any attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary named in an incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.

(i) The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall not be liable except for its own negligence, willful misconduct or lack of good faith.

(j) No provision of this Agreement shall require the Trustee to take any action which, in the Trustee's reasonable judgment, would result in any violation of this Agreement or any provision of law.

(k) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee, be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(l) The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, willful misconduct or lack of good faith on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.

(m) The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

8. The Trustee's Compensation, Expenses, etc.

(a) The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantor. The Grantor shall pay or reimburse the Trustee for all of the Trustee's expenses and disbursements in connection with its duties under this Agreement (including attorney's fees and expenses), except any such expense or disbursement as may arise from the Trustee's negligence, willful misconduct, or lack of good faith. The Trustee shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Trust Account and deposited into the Income Account as provided in Section 5 of this Agreement. The Grantor hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including attorney's fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation or discharge of the Trustee or the termination of this Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.

(b) No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

9. Resignation or Removal of the Trustee.

(a) The Trustee may resign at any time by giving not less than 90 days' written notice thereof to the Beneficiary and to the Grantor. The Trustee may be removed by the Grantor's delivery of not less than 90 days' written notice of removal to the Trustee and the Beneficiary. Such resignation or removal shall become effective on the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 9.

(b) Upon receipt by the proper Parties of the Trustee's notice of resignation or the Grantor's notice of removal, the Grantor and the Beneficiary shall appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System or chartered in the State of New York and shall not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee.

10. Termination of the Trust Account.

(a) The Trust Account and this Agreement, except for the indemnities provided herein, may be terminated only after (i) the Grantor or the Beneficiary has given the Trustee written notice of its intention to terminate the Trust Account (the "Notice of Intention"), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 10. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the "Proposed Date").

(b) Within three days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the "Termination Notice") to the Beneficiary and the Grantor of the date (the "Termination Date") on which the Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination Notice is given; (b) 30 days subsequent to the date the Termination Notice is given, if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (c) 45 days subsequent to the date the Termination Notice is given, if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.

(c) On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all liability of the Trustee with respect to such Assets shall cease.

11. Definitions.

Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Agreement):

The term "Affiliate" with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation.

The term "Beneficiary" shall include any successor of the Beneficiary by operation of law including, without limitation, any liquidator, rehabilitator, receiver or conservator.

The term "control" (including the related terms "controlled by" and "under common control with") shall mean the ownership, directly or indirectly, of more than 10% of the voting stock of a corporation.

The term "Eligible Securities" shall mean and include certificates of deposit issued by a United States bank and payable in United States legal tender, including those issued by the Trustee, and securities, including securities issued by the Trustee, representing investments of the types specified in subsections (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance Law; provided, however, that no such securities shall have been issued by a Parent, a Subsidiary or an Affiliate of either the Grantor or the Beneficiary.

The term "Obligations" shall mean, with respect to the Reinsurance Agreements, all obligations of the Grantor to the Beneficiary (gross of any outside third party reinsurance which may be applicable), under the Reinsurance Agreements, including but not limited to obligations related to the Policy Liabilities, Ultimate Net Loss, loss reserves (case and incurred but not reported), unearned premium reserves and allocated loss adjustment expense reserves related to the policies reinsured.

The terms "person" shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

The term "Parent" shall mean an institution that, directly or indirectly, controls another institution.

The term "Subsidiary" shall mean an institution controlled, directly or indirectly, by another institution.

The terms "Policy Liabilities" and "Ultimate Net Loss" shall have the meaning set forth in the Reinsurance Agreements.

12. Governing Law

This Agreement shall be subject to and governed by the laws of the State of New York. Each party hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of or related to this agreement or the relationship established hereunder. This provision is a material inducement for the parties to enter into this agreement.

13. Successors and Assigns.

No Party may assign this Agreement or any of its rights or obligations hereunder, whether by merger, consolidation, sale of all or substantially all of its assets, liquidation, dissolution or otherwise, except as expressly permitted by Section 9 of this Agreement.

14. Severability.

In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

15. Entire Agreement.

This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

16. Amendments.

This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by the Parties.

17. Notices, etc.

Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by prepaid telex, telegraph, telecopier, facsimile or electronic media, or
(iii) in the case of mail delivery, upon the expiration of three days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:

If to the Grantor:     Darwin National Assurance Company
                       c/o 9 Farm Springs Road, 2nd Floor
                       Farmington, CT 06032
                       Attention: Chief Financial Officer
                       Facsimile: _____________

If to the Beneficiary: c/o The Capitol Insurance Companies
                       1600 Aspen Commons
                       Middleton, WI 53562
                       ATTENTION: Chief Financial Officer
                       Facsimile: 608-829-7415

If to the Trustee:     The Bank of New York
                       101 Barclay Street, 8W
                       New York, New York 10286
                       Attention: Insurance Trust & Escrow Group
                       Facsimile: (212) 815-5877

Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the Beneficiary's approval of the Grantor's authorization to substitute Trust Assets and to the termination of the Trust Account shall be in writing and may be made or given by prepaid telex, telegraph, telecopier, facsimile or electronic media.

18. Headings. The headings of the Sections and the Table of Contents have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

Execution Date                          DARWIN NATIONAL ASSURANCE COMPANY
                                        As Grantor


Sept. 1, 2006                           By: /s/ John L. Sennott, Jr.
                                            ------------------------------------
                                        Name: John L. Sennott, Jr.
                                        Title: Chief Financial Officer


                                        CAPITOL INDEMNITY CORPORATION
                                        as Beneficiary


9/15, 2006                              By: /s/ Frederick M. Taransky
                                            ------------------------------------
                                        Name: Frederick M. Taransky
                                        Title: Chief Financial Officer


                                        THE BANK OF NEW YORK,
                                        as Trustee


9/19, 2006                              By: /s/ Sharon Bershaw
                                            ------------------------------------
                                        Name: Sharon Bershaw
                                        Title: Assistant Treasurer

                                    EXHIBIT A

                        (List of Reinsurance Agreements)

1. Reinsurance Agreement between Platte River Insurance Company, as reinsured thereunder, and Darwin National Assurance Company, as Reinsurer thereunder, dated July 1, 2004, as amended by Amendment to Reinsurance Agreement, effective as of January 1, 2006.

2. Reinsurance Agreement between Platte River Insurance Company, as reinsured thereunder, and Darwin National Assurance Company, as Reinsurer thereunder, dated July 1, 2005, as amended by Amendment to Reinsurance Agreement, effective as of January 1, 2006.

                                    EXHIBIT B

                 (List of Assets Deposited to the Trust Account)


                                        2